UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): August 9, 2004

DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-30176 (Commission File Number)	73-1567067 (IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Page 1 of 8 pages

Item 5. Other Events

     Devon reported its original 2004 forward-looking estimates in a Current Report on Form 8-K dated February 5, 2004, and also in its 2003 Annual Report on Form 10-K. Devon updated certain of the original 2004 forward-looking estimates in a Current Report on Form 8-K dated May 24, 2004. Following the end of its second quarter, Devon has again updated certain of these 2004 forward-looking estimates. The estimates that have been updated are discussed in the following pages.

     The updated estimates, along with the estimates that have not changed, are presented in summary form beginning on page 6 of this report.

Definitions

     The following discussion includes references to various abbreviations relating to volumetric production terms and other defined terms. These definitions are as follows:

     “AECO” means the price of gas delivered onto the NOVA Gas Transmission Ltd. System.

     “Bbl” or “Bbls” means barrel or barrels.

     “Bcf” means billion cubic feet.

     “Boe” means barrel of oil equivalent, determined by using the ratio of six Mcf of gas to one Bbl of oil. NGL volumes are converted to Boe on a one-to-one basis with oil.

     “Brent” means pricing point for selling North Sea crude oil.

     “Btu” means British thermal units, a measure of heating value.

     “Inside FERC” refers to the publication Inside F.E.R.C.’s Gas Market Report.

     “LIBOR” means London Interbank Offered Rate.

     “MMBbls” means one million Bbls.

     “MMBoe” means one million Boe.

     “MMBtu” means one million Btu.

     “Mcf” means one thousand cubic feet.

     “NGL” or “NGLs” means natural gas liquids.

     “NYMEX” means New York Mercantile Exchange.

     “Oil” includes crude oil and condensate.

Forward-Looking Estimates

     The forward-looking statements provided in this discussion are based on management’s examination of historical operating trends, the information which was used to prepare the December 31, 2003 reserve reports and other data in Devon’s possession or available from third parties. Devon cautions that its future oil, natural gas and NGL production, revenues and expenses are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil, gas and NGLs. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as outlined below.

     Additionally, Devon cautions that its future marketing and midstream revenues and expenses are subject to all of the risks and uncertainties normally incident to the marketing and midstream business. These risks include, but are not limited to, price volatility, environmental risks, regulatory changes, the uncertainty inherent in estimating future processing volumes and pipeline throughput, cost of goods and services and other risks as outlined below.

     Also, the financial results of Devon’s foreign operations are subject to currency exchange rate risks. Additional risks are discussed below in the context of line items most affected by such risks.

     Specific Assumptions and Risks Related to Price and Production Estimates Prices for oil, natural gas and NGLs are determined primarily by prevailing market conditions. Market conditions for these products are influenced by regional and worldwide economic conditions, weather and other local market conditions. These factors are beyond Devon’s control and are difficult to predict. In addition to volatility in general, Devon’s oil, gas and NGL prices may vary considerably due to differences between regional markets, transportation availability and costs and demand for the various products derived from oil, natural gas and NGLs. Substantially all of Devon’s revenues are attributable to sales, processing and transportation of these three commodities. Consequently, Devon’s financial results and resources are highly influenced by price volatility.

     Estimates for Devon’s future production of oil, natural gas and NGLs are based on the assumption that market demand and prices for oil, gas and NGLs will continue at levels that allow for profitable production of these products. There can be no assurance of such stability. Also, Devon’s international production of oil, natural gas and NGLs is governed by payout agreements with the governments of the countries in which Devon operates. If the payout under these agreements is attained earlier than projected, Devon’s net production and proved reserves in such areas could be reduced.

     Estimates for Devon’s future processing and transport of oil, natural gas and NGLs are based on the assumption that market demand and prices for oil, gas and NGLs will continue at levels that allow for profitable processing and transport of these products. There can be no assurance of such stability.

     The production, transportation, processing and marketing of oil, natural gas and NGLs are complex processes which are subject to disruption due to transportation and processing availability, mechanical failure, human error, meteorological events including, but not limited to, hurricanes, and numerous other factors. The following forward-looking statements were prepared assuming demand, curtailment, producibility and general market conditions for Devon’s oil, natural gas and NGLs for the last half of 2004 will be substantially similar to those of the first half of 2004, unless otherwise noted.

     Unless otherwise noted, all of the following dollar amounts are expressed in U.S. dollars. Amounts related to Canadian operations have been converted to U.S. dollars using a projected average 2004 exchange rate of $0.7537 U.S. dollar to $1.00 Canadian dollar. The actual 2004 exchange rate may vary materially from this estimate. Such variations could have a material effect on the following estimates.

     Though Devon has completed several major property acquisitions and dispositions in recent years, these transactions are opportunity driven. Thus, the following forward-looking data excludes the financial and operating effects of potential property acquisitions or divestitures during the year 2004.

Geographic Reporting Areas for 2004

     The following estimates of production, average price differentials and capital expenditures are provided separately for each of the following geographic areas:

•	the United States Onshore;

•	the United States Offshore, which encompasses all oil and gas properties in the Gulf of Mexico;

•	Canada; and

•	International, which encompasses all oil and gas properties that lie outside of the United States and Canada.

Year 2004 Potential Operating Items

     Oil Prices – Floating For the oil production for which prices have not been fixed, Devon’s 2004 average prices for Canada are expected to differ from the NYMEX price as set forth in the following table. The NYMEX price is the monthly average of settled prices on each trading day for West Texas Intermediate crude oil delivered at Cushing, Oklahoma.

Expected Range of Oil Prices Less than NYMEX Price

Canada	($8.00) to ($6.00)

     Marketing and Midstream Revenues and Expenses Devon’s marketing and midstream revenues and expenses are derived primarily from its natural gas processing plants and natural gas transport pipelines. These revenues and expenses vary in response to several factors. The factors include, but are not limited to, changes in production from wells connected to the pipelines and related processing plants, changes in the absolute and relative prices of natural gas and NGLs, contract provisions and the amount of repair and workover activity required to maintain anticipated processing levels.

     These factors, coupled with uncertainty of future natural gas and NGL prices, increase the uncertainty inherent in estimating future marketing and midstream revenues and expenses. Given these uncertainties, Devon estimates that 2004 marketing and midstream revenues will be between $1.50 billion and $1.55 billion, and marketing and midstream expenses will be between $1.22 billion and $1.25 billion.

     General and Administrative Expenses (“G&A”) Devon’s G&A includes the costs of many different goods and services used in support of its business. These goods and services are subject to general price level increases or decreases. In addition, Devon’s G&A varies with its level of activity and the related staffing needs as well as with the amount of professional services required during any given period. Should Devon’s needs or the prices of the required goods and services differ significantly from current expectations, actual G&A could vary materially from the estimate. Given these limitations, consolidated G&A in 2004 is expected to be between $285 million and $305 million.

Summary of 2004 Forward-Looking Estimates

			Oil Floating Price
Oil Production	Range		Differentials	Range
(MMBbls)	Low	High	($/Bbl)	Low	High
US Onshore	14	15	US Onshore	$(3.00)	$(2.00)
US Offshore	18	19	US Offshore	$(4.50)	$(2.50)
Canada	14	14	Canada	$(8.00)	$(6.00)
International	32	32	International	$(6.00)	$(3.50)

Total	78	80

			Gas Floating Price
Gas Production	Range		Differentials	Range
(Bcf)	Low	High	($/Mcf)	Low	High
US Onshore	480	490	US Onshore	$(0.90)	$(0.40)
US Offshore	126	129	US Offshore	$(0.10)	$0.40
Canada	285	290	Canada	$(1.10)	$(0.60)
International	9	9	International	$(3.75)	$(2.50)

Total	900	918
NGL Production	Range		Total Production	Range
(MMBbls)	Low	High	(MMBoe)	Low	High
US Onshore	17	17	US Onshore	111	113
US Offshore	1	1	US Offshore	40	42
Canada	5	5	Canada	66	67
International	—	—	International	34	34

Total	23	23	Total	251	256

Midstream &			Production & Operating
Marketing	Range		Expenses	Range
($ in millions)	Low	High	$( in millions)	Low	High
Revenues	$1,500	$1,550	LOE	$1,030	$1,100
Expenses	$1,220	$1,250	Transportation	$215	$225

Margin	$280	$300	Production taxes	3.10%	3.60%

Summary of 2004 Forward-Looking Estimates (Continued)

DD&A	Range		Other Items	Range
($ in millions)	Low	High	($ in millions)	Low	High
Oil & gas DD&A	$2,150	$2,200	G&A	$285	$305
Non-oil & gas DD&A	$130	$135	Interest expense	$475	$485
Total/BOE	$9.00	$9.20	Other revenues	$50	$55
			Accretion of asset
			retirement obligation	$40	$45

	Range
Income Taxes	Low	High
Current	20%	30%
Deferred	5%	15%

Total	25%	45%

				Lower
	Related to Proved			Risk/Reward
Drilling & Facilities	Reserves		Drilling & Facilities	Projects
Expenditures	Range		Expenditures	Range
($ in millions)	Low	High	($ in millions)	Low	High
US Onshore	$270	$280	US Onshore	$530	$685
US Offshore	$130	$140	US Offshore	$95	$110
Canada	$40	$50	Canada	$400	$500
International	$70	$80	International	$50	$60

Total	$510	$550	Total	$1,075	$1,355

	Higher
	Risk/Reward
Drilling & Facilities	Projects		Drilling & Facilities	Total
Expenditures	Range		Expenditures	Range
($ in millions)	Low	High	($ in millions)	Low	High
US Onshore	$95	$105	US Onshore	$895	$1,070
US Offshore	$135	$155	US Offshore	$360	$405
Canada	$250	$280	Canada	$690	$830
International	$75	$95	International	$195	$235

Total	$555	$635	Total	$2,140	$2,540

Other Capital	Range
($ in millions)	Low	High
Marketing & midstream	$70	$80
Capitalized G&A	$160	$170
Capitalized interest	$65	$75
Plugging & abandonment	$40	$45
Other non-oil & gas assets	$90	$100

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Danny J. Heatly

Vice President – Accounting

Date: August 9, 2004